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Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS
SECOND QUARTER 2015 RESULTS

Delivers Second Quarter Diluted Earnings per Share of $0.09, Adjusted Diluted Earnings per Share of $0.14(A)

Appoints Jeffery G. Davis as Interim Executive Chairman

HOUSTON, TEXAS (August 4, 2015) – Furmanite Corporation (NYSE: FRM) today reported results for the three and six months ended June 30, 2015.

The Company also announced today that the Furmanite Board of Directors (the “Board”) has appointed Jeffery G. Davis as Interim Executive Chairman, effective immediately. In connection with this appointment, Mr. Davis has resigned from his roles of Lead Independent Director and member of the Audit Committee. Mr. Davis, who joined the Board in May 2015, is the retired Chairman and CEO of the Brock Group, a leading provider of industrial specialty services. Mr. Davis replaces Joseph Milliron, who served as Chairman during a transition period following the retirement of the Company’s former Chairman earlier this year. Mr. Milliron continues as Chief Executive Officer and President of Furmanite and as a member of the Board.

Mr. John Linnartz, Chairman of the Nominating and Governance Committee said, “The Board was unanimous in its decision to appoint Jeff to the role of Interim Executive Chairman. In this new capacity, Jeff will bring his strong industry experience and operational expertise directly to the management level to support all initiatives to drive shareholder value. We are pleased to have him in this expanded role.”

Mr. Milliron added, “We are pleased to continue taking steps to enhance Furmanite’s governance and believe separating the Chairman and CEO roles advances our commitment to aligning with best practices. We welcome Jeff in this new capacity, and on behalf of the management team, we look forward to working closely together to achieve our strategic objectives.”

Mr. Davis stated, “Furmanite has significant prospects for growth and value creation, and I look forward to working with our customers, management and the Board to optimize these opportunities.”

Second Quarter 2015 Results

Revenues for the three months ended June 30, 2015 were $129.6 million, a decrease of $16.6 million, or 11.4%, from the $146.2 million reported for the three months ended June 30, 2014. Operating income was $6.3 million for the 2015 second quarter, compared to $8.3 million for the same quarter last year. Net income was $3.4 million, or $0.09 per diluted share in the 2015 second quarter, compared to $4.5 million, or $0.12 per diluted share, in the 2014 second quarter.

Foreign currency exchange rate changes unfavorably impacted revenues, operating income, net income and diluted earnings per share by $6.0 million, $0.7 million, $1.1 million and $0.03 per share, respectively, for the three months ended June 30, 2015.

Excluding the foreign currency impacts, as well as $1.7 million of incremental costs associated with the Company’s 2015 Annual Meeting and certain other non-routine items, adjusted operating income for the three months ended June 30, 2015 increased by $0.1 million to $8.4 million(A), compared to $8.3 million(A), for the three months ended June 30, 2014. Adjusted net income increased to $5.2 million(A), or $0.14(A) per diluted share, for the 2015 second quarter, compared to $4.9 million(A), or $0.13(A) per diluted share, in the 2014 second quarter.

Six Months Ended June 30, 2015 Results

Revenues for the six months ended June 30, 2015 were $252.0 million, a decrease of $19.2 million, or 7.1%, from the $271.2 million reported for the six months ended June 30, 2014. Operating income was $8.7 million in the six months ended June 30, 2015, compared to $10.8 million for the same period last year. Net income was $3.7 million, or $0.10 per diluted share, compared to $5.5 million, or $0.15 per diluted share, in the six months ended June 30, 2014.

Foreign currency exchange rate changes unfavorably impacted revenues, operating income, net income and diluted earnings per share by $10.3 million, $0.9 million, $1.8 million and $0.05 per share, respectively, for the six months ended June 30, 2015.

Excluding the foreign currency impacts, as well as $2.2 million of incremental costs associated with the Company’s 2015 Annual Meeting and certain other non-routine items, adjusted operating income for the six months ended June 30, 2015 increased by $0.4 million to $11.4 million(A), compared to $11.0 million(A), for the six months ended June 30, 2014. Adjusted net income increased to $6.6 million(A), or $0.17(A) per diluted share, in the six months ended June 30, 2015, compared to $6.2 million(A), or $0.16(A) per diluted share, in the six months ended June 30, 2014.

Mr. Milliron continued, “Our second quarter results, excluding foreign currency impacts and non-routine items, demonstrate that our company-wide commitment to controlling costs and reducing expenses is taking hold. We remain focused on expanding our cost initiatives to improve margins and profitability across our business segments.” Mr. Milliron concluded, “Combined with the continued growth of contracts and projects, we expect we will be able to further enhance our bottom line results.”

Financial Position

As of June 30, 2015, the Company’s cash balance was $39.2 million. The Company’s cash balance, along with the $73.4 million of availability under its credit facility, provides the Company liquidity of $112.6 million.

Conference Call Details

In conjunction with the earnings release, Furmanite Corporation will host a conference call with Jeffery G. Davis (Interim Executive Chairman), Joseph E. Milliron (Chief Executive Officer and President) and Robert S. Muff (Chief Financial Officer and Chief Administrative Officer). The call will begin at 10:00 a.m. (Eastern) / 9:00 a.m. (Central) on Tuesday, August 4, 2015 and can be accessed in the “Investors” section of Furmanite’s website.

(A) These items are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”) and exclude the impact of 1) foreign currency exchange rate changes, 2) the write off of debt issuance costs associated with an amendment to the Company’s credit facility, 3) a non-routine pension curtailment/settlement gain 4) incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders and 5) direct costs associated with the integration of the Furmanite Technical Solutions division. Management believes that results excluding these impacts provide additional meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation, by excluding the impact of foreign currency exchange rate changes and certain items not representative of ongoing operations. Reconciliations to the applicable GAAP measures are included at the end of the press release.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed most recently in this earnings release and the Company’s Form 10-K as of December 31, 2014 and Form 10-Q as of March 31, 2015 filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

FURMANITE CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Revenues	$129,629	$146,242	$251,967	$271,183
Costs and expenses:
Operating costs	95,741	109,172	189,611	203,874
Depreciation and amortization expense	3,169	2,988	6,251	5,977
Selling, general and administrative expense	24,396	25,778	47,452	50,510
Total costs and expenses	123,306	137,938	243,314	260,361

Operating income	6,323	8,304	8,653	10,822
Interest income and other income (expense), net	(555)	(439)	(1,078)	(604)
Interest expense	(356)	(445)	(988)	(894)
Income before income taxes	5,412	7,420	6,587	9,324
Income tax expense	(2,037)	(2,913)	(2,899)	(3,801)
Net income	$3,375	$4,507	$3,688	$5,523

Earnings per common share - Basic	$0.09	$0.12	$0.10	$0.15
Earnings per common share - Diluted	$0.09	$0.12	$0.10	$0.15
Adjusted diluted earnings per share[1]	$0.14	$0.13	$0.17	$0.16

Weighted-average number of common and common equivalent shares used in computing earnings per common share:
Basic	37,836	37,617	37,793	37,593
Diluted	38,030	37,836	37,982	37,832

EBITDA[2]	$8,937	$10,853	$13,826	$16,195
Adjusted EBITDA[2]	$11,689	$11,307	$17,850	$17,046
__________________

[1]
Adjusted diluted earnings per share presented above is a non-GAAP financial measurement that excludes the impact of 1) foreign currency exchange rate changes, 2) incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders, 3) a non-routine pension curtailment/settlement gain, 4) the write off of debt issuance costs associated with an amendment to the Company’s credit facility and 5) direct costs associated with the integration of the Furmanite Technical Solutions division. Management believes that results excluding these impacts provide additional meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation, by excluding the impact of foreign currency exchange rate changes and certain expenses not representative of ongoing operations. Reconciliations to the applicable GAAP measures are included at the end of the press release.

[2]
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) presented above is a non-GAAP financial measurement. The Company believes that investors and other users of the financial statements benefit from the presentation of this non-GAAP measurement because it provides an additional metric to evaluate the Company’s core operating performance by excluding the effects of depreciation and amortization expense, interest expense and income tax expense from net income. Adjusted EBITDA further excludes 1) foreign currency exchange rate changes, 2) a non-routine pension curtailment/settlement gain, 3) incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders and 4) direct costs associated with the integration of the Furmanite Technical Solutions division. Reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measures are included at the end of the press release.

FURMANITE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014

Cash	$39,169	$33,753
Trade receivables, net	121,118	110,219
Inventories, net	41,840	37,383
Other current assets	16,301	21,335
Total current assets	218,428	202,690

Property and equipment, net	50,277	51,930
Other assets	28,182	29,551
Total assets	$296,887	$284,171

Total current liabilities	$58,775	$56,067
Total long-term debt	68,891	61,853
Other liabilities	22,318	23,787
Total stockholders’ equity	146,903	142,464
Total liabilities and stockholders’ equity	$296,887	$284,171

FURMANITE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2015	2014

Net income	$3,688	$5,523

Depreciation, amortization and other non-cash items	7,016	6,202
Working capital changes	(5,569)	(2,899)
Net cash provided by operating activities	5,135	8,826

Capital expenditures	(4,015)	(3,477)
Proceeds from sale of assets	113	3
Proceeds from issuance of debt	44,600	—
Payments on debt	(39,054)	(912)
Debt issuance costs	(571)	—
Issuance of common stock	46	32
Other, net	(315)	(214)
Effect of exchange rate changes on cash	(523)	279
Increase in cash and cash equivalents	5,416	4,537
Cash and cash equivalents at beginning of period	33,753	33,240
Cash and cash equivalents at end of period	$39,169	$37,777

FURMANITE CORPORATION
BUSINESS SEGMENT DATA
(in thousands)
(Unaudited)

	Technical Services	Engineering & Project Solutions	Corporate[1]	Total
Three months ended June 30, 2015
Revenues from external customers	$91,415	$38,214	$—	$129,629
Operating income (loss)[2]	$13,259	$516	$(7,452)	$6,323

Three months ended June 30, 2014
Revenues from external customers	$106,289	$39,953	$—	$146,242
Operating income (loss)[2]	$14,284	$(590)	$(5,390)	$8,304

Six months ended June 30, 2015
Revenues from external customers	$177,379	$74,588	$—	$251,967
Operating income (loss)[2]	$21,989	$520	$(13,856)	$8,653

Six months ended June 30, 2014
Revenues from external customers	$194,039	$77,144	$—	$271,183
Operating income (loss)[2]	$21,949	$(1,347)	$(9,780)	$10,822

_______________________________

[1]
Corporate represents certain corporate overhead costs, including executive management, strategic planning, treasury, legal, human resources, information technology, accounting and risk management, which are not allocated to reportable segments.

[2]
For the three and six months ended June 30, 2015, Corporate includes approximately $1.7 million and $2.2 million, respectively, of incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders. For the three and six months ended June 30, 2014, the Engineering & Project Solutions segment includes nil and approximately $0.2 million, respectively, of direct costs associated with the integration of the Furmanite Technical Solutions division.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share data)

	For the Three Months
	Ended June 30, 2015
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$129,629	$5,966	$—	$135,595
Operating costs	95,741	4,138	332	100,211
Depreciation & amortization	3,169	113	—	3,282
Selling, general and administrative expense	24,396	1,016	(1,700)	23,712
Operating income	6,323	699	1,368	8,390
Interest income and other income (expense), net	(555)	572	—	17
Interest expense	(356)	—	—	(356)
Income before income taxes	5,412	1,271	1,368	8,051
Income tax expense	(2,037)	(196)	(591)	(2,824)
Net income	$3,375	$1,075	$777	$5,227
Diluted earnings per share	$0.09	$0.03	$0.02	$0.14

	For the Three Months
	Ended June 30, 2014
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$146,242	$—	$—	$146,242
Operating costs	109,172	—	—	109,172
Depreciation & amortization	2,988	—	—	2,988
Selling, general and administrative expense	25,778	—	—	25,778
Operating income	8,304	—	—	8,304
Interest income and other income (expense), net	(439)	454	—	15
Interest expense	(445)	—	—	(445)
Income before income taxes	7,420	454	—	7,874
Income tax expense	(2,913)	(69)	—	(2,982)
Net income	$4,507	$385	$—	$4,892
Diluted earnings per share	$0.12	$0.01	$—	$0.13

______________________________

[1]	Consists of 1) a non-routine pension curtailment/settlement gain and 2) incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	For the Six Months
	Ended June 30, 2015
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$251,967	$10,251	$—	$262,218
Operating costs	189,611	7,328	332	197,271
Depreciation & amortization	6,251	201	—	6,452
Selling, general and administrative expense	47,452	1,831	(2,150)	47,133
Operating income	8,653	891	1,818	11,362
Interest income and other income (expense), net	(1,078)	1,114	—	36
Interest expense	(988)	—	149	(839)
Income before income taxes	6,587	2,005	1,967	10,559
Income tax expense	(2,899)	(246)	(830)	(3,975)
Net income	$3,688	$1,759	$1,137	$6,584
Diluted earnings per share	$0.10	$0.05	$0.02	$0.17

	For the Six Months
	Ended June 30, 2014
	As Reported	Foreign Currency Impacts	Other Reconciling Items [1]	Non-GAAP Basis
Revenues	$271,183	$—	$—	$271,183
Operating costs	203,874	—	—	203,874
Depreciation & amortization	5,977	—	—	5,977
Selling, general and administrative expense	50,510	—	(220)	50,290
Operating income	10,822	—	220	11,042
Interest income and other income (expense), net	(604)	631	—	27
Interest expense	(894)	—	—	(894)
Income before income taxes	9,324	631	220	10,175
Income tax expense	(3,801)	(113)	(88)	(4,002)
Net income	$5,523	$518	$132	$6,173
Diluted earnings per share	$0.15	$0.01	$—	$0.16

______________________________

[1]
Consists of 1) a non-routine pension curtailment/settlement gain, 2) incremental professional fees and other costs associated with the Company’s 2015 Annual Meeting of Stockholders, 3) the write off of debt issuance costs associated with an amendment to the Company’s credit facility and 4) direct costs associated with the integration of the Furmanite Technical Solutions division.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

Reconciliation of EBITDA to Net income:
EBITDA	$8,937	$10,853	$13,826	$16,195
Less:
Depreciation and amortization expense	(3,169)	(2,988)	(6,251)	(5,977)
Interest expense	(356)	(445)	(988)	(894)
Income tax expense	(2,037)	(2,913)	(2,899)	(3,801)
Net income	$3,375	$4,507	$3,688	$5,523

Reconciliation of Adjusted EBITDA to Net income:
Adjusted EBITDA	$11,689	$11,307	17,850	17,046
Foreign currency impacts	(1,384)	(454)	(2,206)	(631)
Pension curtailment/settlement gain	332	—	332	—
Incremental professional fees and other costs associated with 2015 Annual Meeting of Stockholders	(1,700)	—	(2,150)	—
Direct costs associated with the integration of the Furmanite Technical Solutions division	—	—	—	(220)
EBITDA	8,937	10,853	13,826	16,195
Less:
Depreciation and amortization expense	(3,169)	(2,988)	(6,251)	(5,977)
Interest expense	(356)	(445)	(988)	(894)
Income tax expense	(2,037)	(2,913)	(2,899)	(3,801)
Net income	$3,375	$4,507	$3,688	$5,523